Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-275552, and No. 333-268138) on Form S-3, (No. 333-261649, No. 333-263281, No. 333-270211, and No. 333-276988) on Form S-8, (No. 333-263316) on Post Effective Amendment No. 2 to Form S-1 on Form S-3, and (No. 333-260693) on Post Effective Amendment No. 3 to Form S-1 on Form S-3 of our report dated March 13, 2024, with respect to the consolidated financial statements of ESS Tech, Inc.

/s/ KPMG LLP
Portland, Oregon
March 13, 2024